Exhibit 99.1

Nash Finch Reports First Quarter 2012 Results

            MINNEAPOLIS (April 27, 2012) — Nash Finch Company (NASDAQ: NAFC), one of the leading food distribution companies in the United States, today announced financial results for the twelve weeks (first quarter) ended March 24, 2012.

Financial Results

            Total Company sales for the first quarter 2012 were $1.06 billion compared to $1.10 billion in the prior-year quarter, a decrease of 3.7%.  Excluding the impact of selling or closing six retail stores, total company first quarter comparable sales decreased 3.1% relative to last year.

            Consolidated EBITDA1, adjusted to exclude the impact of significant items totaling $1.0 million in both the first quarter 2012 and 2011, respectively, was $23.9 million, or 2.3% of sales in the first quarter of 2012 as compared to $30.8 million, or 2.8% of sales in the first quarter of 2011.  Including the impact of significant items, Consolidated EBITDA for the first quarter 2012 was $22.8 million, or 2.2% of sales, as compared to $29.8 million, or 2.7% of sales, in the prior year quarter.

"As anticipated, we, along with the industry in general, experienced lower price inflation trends during the first quarter, which played a part in the decline in EBITDA during the first quarter of 2012,” said Alec Covington President and CEO of Nash Finch.  “In addition, investments we made in key marketing programs also impacted our EBITDA results, but those programs will better position our food distribution and retail segments for improved revenue growth in the future.”

“We recently completed the acquisition of 12 Bag ‘N Save stores in the Omaha, NE area and welcome these associates and customers to the Nash Finch family.  We expect this acquisition to be accretive to shareholders in 2012 and we are moving swiftly to integrate these new stores into our Nash Finch corporate retail group.”

            Net earnings in the first quarter, adjusted to exclude the impact of significant items totaling $0.7 million or $0.05 per diluted share in 2012 and $1.8 million or $0.14 per diluted share in the 2011 quarter, were $6.2 million or $0.47 per diluted share in the first quarter of 2012, compared to $9.3 million or $0.71 per diluted share in the first quarter of 2011.  Including the impact of significant items, our reported net earnings for the first quarter of 2012 were $5.5 million or $0.42 per diluted share, as compared to net earnings of $7.5 million, or $0.57 per diluted share, in the prior year quarter, and are detailed in the table below.

The following table identifies the significant items affecting our Consolidated EBITDA, net earnings and diluted earnings per share for the first quarter 2012 and prior year results:

(dollars in millions except per share amounts)	1st Quarter
	2012	2011
Significant items
Transaction costs related to business acquisition	$ (0.2)	-
Military distribution center conversion and transition costs	(0.8)	(1.0)

Significant charges impacting Consolidated EBITDA	$ (1.0)	(1.0)

Military distribution center non-cash pre-opening expense	(0.2)	-
Non-cash loss on sale of retail stores	-	(2.0)

Total significant charges impacting earnings before tax	$ (1.2)	(3.0)
Income tax on significant net charges	0.5	1.2

Total significant charges impacting net earnings	$ (0.7)	(1.8)
Diluted earnings per share impact from significant items	(0.05)	(0.14)
Diluted earnings per share, as reported	0.42	0.57
Diluted earnings per share, as adjusted	$ 0.47	0.71

Military Distribution Results

(dollars in millions)	1st Quarter
	2012	2011
Net Sales	$ 531.3	537.4
Segment EBITDA[1]	13.4	15.1
Percentage of Sales	2.5%	2.8%

The military segment net sales decreased 1.1% in the first quarter 2012 compared to first quarter 2011, primarily due to decreased sales to overseas commissaries.

The military segment EBITDA decreased by $1.7 million in the first quarter 2012 compared to the prior year period.  Military EBITDA as a percentage of sales declined to 2.5% in the first quarter 2012 as compared to 2.8% in the prior year.

"We continue to be under pressure in this segment due to increased competition, but are resolute in our plan to deliver the first military distribution world wide platform jointly with our West Coast strategic partners, Coastal Pacific Food Distributors.  During the first quarter our newest distribution center in Oklahoma City came online and I am pleased to report the operation is running smoothly.  I congratulate all of the associates involved in this achievement,” said Covington.

Food Distribution & Retail Results

(dollars in millions)	1st Quarter
	2012	2011
Sales
Food Distribution	$ 424.6	450.3
Retail	102.7	112.1
Total	$ 527.3	562.4
Segment EBITDA[1]
Food Distribution	$ 6.5	10.6
Retail	2.9	4.1
Total	$ 9.4	14.7

Percentage of Sales
Food Distribution	1.5%	2.3%
Retail	2.8%	3.7%
Total	1.8%	2.6%

Sales for the combined food distribution and retail segment decreased by 6.2% in the first quarter 2012 as compared to the prior year quarter.  The decrease in sales was negatively impacted in the quarter by $11.0 million due to the sale or closing of six retail stores since the end of the fourth quarter of 2010. After adjusting to exclude this impact, our comparable sales declined 4.4% for the first quarter. The decline was primarily due to a reduction in sales to existing wholesale customers in addition to a same store sales decline of 1.4% in our retail stores.

The food distribution and retail segment EBITDA decreased by $5.3 million in the first quarter 2012 compared to the same period last year.  The food distribution and retail segment EBITDA as a percentage of sales was 1.8% in the first quarter 2012 as compared to 2.6% in the prior year period. The decrease in first quarter EBITDA was partially due to higher inflation in the previous year quarter resulting in a higher than normal prior year gross margin performance.  In addition, declines in perishable commodity prices in the current year have also temporarily impacted gross margin performance.

“We are pleased with the improving trends in same store sales achieved by both our food distribution and retail segments in spite of an unusually mild winter, however, we are disappointed with the EBITDA results achieved by those segments.  The results were partially due to a decrease in inflation and the lag between the investments we are making and the results we believe those investments will deliver,” said Covington.  “We have already seen increased product movement in produce and private label, two of the major initiatives being launched this year to help fuel future growth in both our food distribution and retail segments.”

Financial Target Progress

Improvements on our key financial targets have been achieved to date since the targets were announced as part of the Company’s strategic plan in November 2006.  Our debt leverage ratio has improved from 3.11x in fiscal 2006 to 2.39x in the first quarter 2012.  In addition, the ratio of free cash flow to net assets excluding the impact of strategic projects has increased from 8.7% in fiscal 2006 to 9.8% in the first quarter 2012.

The following table charts the Company’s progress towards its long-term financial targets that are anticipated to be attained through successful execution of the strategic plan.

Financial Targets	Long-term	1st Quarter	Fiscal	Fiscal	Fiscal	Fiscal	Fiscal
	Target	2012	2011	2010	2009	2008	2007
Organic Revenue Growth[2]	2.0%	(4.1%)	(3.8%)	(5.4%)	(0.6%)	3.1%	(2.6%)
Consolidated EBITDA Margin[3]	4.0%	2.2%	2.9%	2.8%	2.7%	3.1%	2.9%
Trailing Four Quarter Free Cash Flow / Net Assets[4]		6.6%	6.8%	0.9%	10.6%	12.0%	9.2%
Trailing Four Quarter Free Cash Flow to Net Assets excluding impact of strategic projects[5]	10.0%	9.8%	13.9%	8.4%	13.1%	14.0%	9.7%
Total Leverage Ratio[6]	2.5 - 3.0 x	2.39x	2.14x	2.29x	2.02x	1.75x	2.20x

Liquidity

Total debt at the end of the first quarter 2012 decreased by $21.6 million to $316.0 million as compared to the end of the first quarter 2011.  The Company continues to focus on effectively managing its balance sheet and is currently in compliance with all of its debt covenants.  The debt leverage ratio as of the end of the first quarter 2012 was 2.39x.  Availability on the Company’s revolving credit facility at the end of the quarter was $252.4 million.

1 References to EBITDA, Consolidated EBITDA, and segment EBITDA are calculated as earnings before interest, income tax, depreciation and amortization, adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less cash payments made during the current period on non-cash charges recorded in prior periods.  Consolidated EBITDA should not be considered an alternative measure of our net income, operating performance, cash flows or liquidity.  Consolidated EBITDA is provided as additional information as a key metric used to determine payout pursuant to our Short-Term and Long-Term Incentive Plans.  The Company also believes investors find the information useful because it reflects the resources available for strategic investments including, for example, capital needs of the business, strategic acquisitions and debt service.

2 Organic Revenue Growth is the percentage change in revenues for a fiscal period(s) compared to the similar prior year fiscal period(s), excluding incremental revenue obtained through acquisitions.

3 Consolidated EBITDA Margin is calculated by dividing Consolidated EBITDA by sales.

4 Trailing Four Quarter Free Cash Flow to Net Assets ratio is defined as cash provided from operations less capital expenditures for property, plant & equipment during the trailing four quarters divided by the average net assets for the current period and prior year comparable period (total assets less current liabilities plus current portion of long-term debt and capital leases).

5 Trailing Four Quarter Free Cash Flow to Net Assets excluding impact of strategic projects ratio is defined as cash provided from operations less capital expenditures for property, plant & equipment (excluding capital expenditures for strategic projects) during the trailing four quarters divided by the average net assets (excluding average net assets generated from strategic projects) for the current period and prior year comparable period (total assets less current liabilities plus current portion of long-term debt and capital leases).

6 Total Leverage Ratio is defined as total debt (current portion of long-term debt and capital leases, long-term debt and capitalized lease obligations) divided by the trailing four quarters Consolidated EBITDA.

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A conference call to review the first quarter 2012 results is scheduled at 10 a.m. CT (11 a.m. ET) on April 27, 2012.  Interested participants can listen to the conference call over the Internet by logging onto the “Investor Relations” portion of Nash Finch's website at http://www.nashfinch.com.  A replay of the webcast will be available and the transcript of the call will be archived on the “Investor Relations” portion of Nash Finch's website under the heading “Audio Archives.”  A copy of this press release and the other financial and statistical information about the periods to be discussed in the conference call will be available at the time of the call on the “Investor Relations” portion of the Nash Finch website under the caption “Press Releases.”

            Nash Finch Company is a Fortune 500 company and one of the leading food distribution companies in the United States.  Nash Finch’s core business, food distribution, serves independent retailers and military commissaries in 36 states, the District of Columbia, Europe, Cuba, Puerto Rico, the Azores, Bahrain and Egypt.  The Company also owns and operates a base of retail stores, primarily supermarkets under the Econofoods®, Family Thrift Center®, AVANZA®, Family Fresh Markets®, Savers Choice™, Bag 'N Save® and Sun Mart® trade names.  Further information is available on the Company's website at www.nashfinch.com.

            This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements relate to trends and events that may affect our future financial position and operating results.  Any statement contained in this release that is not statements of historical fact may be deemed forward-looking statements.  For example, words such as “may,” “will,” “should,” “likely,” “expect,” “anticipate,” “estimate,” “believe,” “intend, ” “potential” or “plan,” or comparable terminology, are intended to identify forward‑looking statements.  Such statements are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward‑looking statements.  Important factors known to us that could cause or contribute to material differences include, but are not limited to, the following:

•   the effect of competition on our food distribution, military and retail businesses;

•   general sensitivity to economic conditions, including the uncertainty related to the current state of the economy in the U.S. and worldwide economic slowdown; disruptions to the credit and financial markets in the U.S. and worldwide; changes in market interest rates; continued volatility in energy prices and food commodities;

•   macroeconomic and geopolitical events affecting commerce generally;

•   changes in consumer buying and spending patterns;

•   our ability to identify and execute plans to expand our food distribution, military and retail operations;

•   possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

•   our ability to identify and execute plans to improve the competitive position of our retail operations;

•   the success or failure of strategic plans, new business ventures or initiatives;

•   our ability to successfully integrate and manage current or future businesses we acquire, including the ability to manage credit risks and retain the customers of those operations;

•   changes in credit risk from financial accommodations extended to new or existing customers;

•   significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

•   limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

•   legal, governmental, legislative or administrative proceedings, disputes, or actions that result in adverse outcomes;

•   our ability to identify and remediate any material weakness in our internal controls that could affect our ability to detect and prevent fraud, expose us to litigation, or prepare financial statements and reports in a timely manner;

•   changes in accounting standards;

•   technology failures that may have a material adverse effect on our business;

•   severe weather and natural disasters that may impact our supply chain;

•   unionization of a significant portion of our workforce;

•   costs related to a multi-employer pension plan which has liabilities in excess of plan assets;

•   changes in health care, pension and wage costs and labor relations issues;

•   product liability claims, including claims concerning food and prepared food products;

•   threats or potential threats to security;

•   unanticipated problems with product procurement; and

•   maintaining our reputation and corporate image.

A more detailed discussion of many of these factors, as well as other factors that could affect the Company’s results, is contained in the Company’s periodic reports filed with the SEC.  You should carefully consider each of these factors and all of the other information in this release.  We believe that all forward-looking statements are based upon reasonable assumptions when made.  However, we caution that it is impossible to predict actual results or outcomes and that accordingly you should not place undue reliance on these statements.  Forward-looking statements speak only as of the date when made and we undertake no obligation to revise or update these statements in light of subsequent events or developments.  Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements. You are advised, however, to consult any future disclosures we make on related subjects in future reports to the Securities and Exchange Commission (SEC).

.

Contact: Bob Dimond, Executive VP & CFO, 952-844-1060

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	12 Weeks Ended
	March 24,	March 26,
	2012	2011

Sales	$1,058,634	1,099,809
Cost of sales	977,911	1,010,820
Gross profit	80,723	88,989
Gross profit margin	7.6%	8.1%

Other costs and expenses:
Selling, general and administrative	58,312	62,577
Depreciation and amortization	8,204	8,583
Interest expense	5,138	5,459
Total other costs and expenses	71,654	76,619

Earnings before income taxes	9,069	12,370

Income tax expense	3,615	4,889
Net earnings	$5,454	7,481

Net earnings per share:
Basic	$0.42	0.59
Diluted	$0.42	0.57

Declared dividends per common share	$0.18	0.18

Weighted average number of common shares
outstanding and common equivalent shares outstanding:
Basic	12,951	12,719
Diluted	13,135	13,016

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

Assets	March 24, 2012	December 31, 2011
Current assets:
Cash and cash equivalents	$700	773
Accounts and notes receivable, net	246,603	243,763
Inventories	322,386	308,621
Prepaid expenses and other	15,859	17,329
Deferred tax assets	6,157	6,896
Total current assets	591,705	577,382

Notes receivable, net	23,442	23,221

Property, plant and equipment:	688,060	686,794
Less accumulated depreciation and amortization	(418,486)	(413,695)
Net property, plant and equipment	269,574	273,099

Goodwill	171,092	170,941
Customer contracts and relationships, net	14,863	15,399
Investment in direct financing leases	2,603	2,677
Other assets	11,240	11,049
Total assets	$1,084,519	1,073,768

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$2,533	2,932
Accounts payable	234,898	234,722
Accrued expenses	49,199	61,459
Total current liabilities	286,630	299,113

Long-term debt	298,146	278,546
Capital lease obligations	15,358	15,905
Deferred tax liability, net	41,002	40,671
Other liabilities	35,657	34,910
Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock - no par value.
Authorized 500 shares; none issued	-	-
Common stock of $1.66 2/3 par value
Authorized 50,000 shares; 13,727 and 13,677 shares issued, respectively	22,918	22,878
Additional paid-in capital	118,191	118,222
Common stock held in trust	(1,254)	(1,254)
Deferred compensation obligations	1,254	1,254
Accumulated other comprehensive loss	(14,707)	(14,707)
Retained earnings	333,564	330,470
Treasury stock at cost; 1,541 and 1,569 shares	(52,240)	(52,240)
Total stockholders' equity	407,726	404,623
Total liabilities and stockholders' equity	$1,084,519	1,073,768

NASH FINCH COMPANY AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
	12 Weeks Ended
	March 24,	March 26,
	2012	2011
Operating activities:
Net earnings	$5,454	7,481
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	8,204	8,583
Amortization of deferred financing costs	290	423
Non-cash convertible debt interest	1,390	1,292
Amortization of rebateable loans	1,155	1,204
Provision for (recovery of) bad debts	(279)	444
Provision for lease reserves	-	448
Deferred income tax expense	277	1,976
Loss (gain) on sale of property, plant and equipment	(476)	1,775
LIFO charge	182	501
Asset impairments	62	-
Share-based compensation	1,094	1,159
Deferred compensation	353	332
Other	(45)	(111)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts and notes receivable	(2,556)	(5,687)
Inventories	(13,946)	5,098
Prepaid expenses	(1,721)	(688)
Accounts payable	(9,768)	(10,232)
Accrued expenses	(11,167)	(9,485)
Income taxes payable	2,699	732
Other assets and liabilities	(169)	369
Net cash provided by (used in) operating activities	(18,967)	5,614
Investing activities:
Disposal of property, plant and equipment	635	323
Additions to property, plant and equipment	(4,063)	(28,966)
Business acquired, net of cash	(1,560)	(519)
Loans to customers	251	336
Payments from customers on loans	(178)	(153)
Other	(151)	-
Net cash used in investing activities	(5,066)	(28,979)
Financing activities:
Proceeds from revolving debt	18,600	22,600
Dividends paid	(2,198)	(2,180)
Payments of long-term debt	(765)	(16)
Payments of capital lease obligations	(571)	(574)
Decrease in outstanding checks	9,396	3,457
Payments of deferred financing costs	(41)	-
Tax benefit from share-based compensation	66	-
Other	(527)	-
Net cash provided by financing activities	23,960	23,287
Net decrease in cash	(73)	(78)
Cash at beginning of period	773	830
Cash at end of period	$700	752

NASH FINCH COMPANY AND SUBSIDIARIES
Supplemental Data (Unaudited)

		March 24,	March 26,
Other Data (In thousands)		2012	2011

	Total debt	$ 316,037	337,646
	Stockholders' equity	$ 407,726	383,540
	Capitalization	$ 723,763	721,186
	Debt to total capitalization	43.7%	46.8%

	Non-GAAP Data
	Consolidated EBITDA (a)	$ 132,246	138,761
	Leverage ratio - trailing 4 qtrs. (debt to consolidated EBITDA) (b)	2.39x	2.43x

	Comparable GAAP Data
	Debt to earnings before income taxes (b)	5.73	4.74

(a)	Consolidated EBITDA, as defined in our credit agreement, is earnings before interest, income tax, depreciation and amortization,
	adjusted to exclude extraordinary gains or losses, gains or losses from sales of assets other than inventory in the ordinary course
	of business, and non-cash charges (such as LIFO, asset impairments, closed store lease costs and share-based compensation), less
	cash payments made during the current period on non-cash charges recorded in prior periods. Consolidated EBITDA should not
	be considered an alternative measure of our net income, operating performance, cash flows or liquidity. The amount of Consolidated
	EBITDA is provided as a metric used to determine payout of performance units pursuant to our Long-Term Incentive Plan.

(b)	Leverage ratio is defined as the Company's total debt at March 24, 2012 and March 26, 2011, divided by Consolidated EBITDA
	for the respective four trailing quarters. The most comparable GAAP ratio is debt at the same date divided by earnings from
	continuing operations before income taxes for the respective four trailing quarters.

Derivation of Consolidated EBITDA; Segment Consolidated EBITDA and Segment Profit (in thousands)

FY	2012
		2011	2011	2011	2012	Rolling
		Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtrs

Earnings before income taxes		$16,614	16,737	12,707	9,069	55,127
Add/(deduct)
LIFO charge		2,131	7,085	4,503	181	13,900
Depreciation and amortization		8,367	10,738	8,016	8,204	35,325
Interest expense		5,355	7,014	7,066	5,138	24,573
Closed store lease costs		159	24	124	-	307
Asset impairment		349	13	191	62	615
Net loss (gain) on sale of real estate and other assets		(391)	(106)	41	(476)	(932)
Stock compensation		1,372	1,761	1,137	1,094	5,364
Subsequent cash payments on non-cash charges		(572)	(650)	(369)	(442)	(2,033)
Total Consolidated EBITDA		$33,384	42,616	33,416	22,830	132,246

		2011	2011	2011	2012	Rolling
Segment Consolidated EBITDA		Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtrs
Military		$14,835	21,348	17,061	13,400	66,644
Food Distribution		13,791	15,907	10,747	6,539	46,984
Retail		4,758	5,361	5,608	2,891	18,618
		$33,384	42,616	33,416	22,830	132,246

		2011	2011	2011	2012	Rolling
Segment profit		Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtrs
Military		$11,285	14,666	12,314	10,474	48,739
Food Distribution		7,709	6,177	4,014	2,338	20,238
Retail		2,128	1,790	2,668	661	7,247
Unallocated:
Interest		(4,508)	(5,896)	(6,289)	(4,404)	(21,097)
		$16,614	16,737	12,707	9,069	55,127

FY	2011
		2010	2010	2010	2011	Rolling
		Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtrs
Earnings before income taxes		$17,966	22,830	18,000	12,370	71,166
Add/(deduct)
	LIFO charge (credit)	(321)	285	129	501	594
	Depreciation and amortization	8,170	10,883	8,481	8,583	36,117
	Interest expense	5,366	7,123	5,656	5,459	23,604
	Settlement of pre-acquisition contingency	-	(310)	-	448	138
	Closed store lease costs	(434)	725	29	-	320
	Asset impairment	301	108	11	1,796	2,216
	Stock compensation	1,857	2,717	1,692	1,159	7,425
	Subsequent cash payments on non-cash charges	(969)	(578)	(768)	(504)	(2,819)
Total Consolidated EBITDA		$31,936	43,783	33,230	29,812	138,761

		2010	2010	2010	2011	Rolling
Segment Consolidated EBITDA		Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtrs
	Military	$14,542	17,412	14,081	15,107	61,142
	Food Distribution	12,623	18,889	14,570	10,581	56,663
	Retail	4,771	7,482	4,579	4,124	20,956
		$31,936	43,783	33,230	29,812	138,761

		2010	2010	2010	2011	Rolling
Segment profit		Qtr 2	Qtr 3	Qtr 4	Qtr 1	4 Qtrs
	Military	$12,663	14,270	11,450	12,147	50,530
	Food Distribution	7,636	11,666	9,444	5,845	34,591
	Retail	2,190	2,558	1,892	(984)	5,656
	Unallocated:
	Interest	(4,523)	(5,664)	(4,786)	(4,638)	(19,611)
		$17,966	22,830	18,000	12,370	71,166